UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 25, 2016 (the “Original 8-K”), Horizon Pharma plc, a public limited company organized under the laws of Ireland (“Parent”), completed its acquisition of Raptor Pharmaceutical Corp., a Delaware corporation (“Raptor”). Pursuant to the terms of an Agreement and Plan of Merger among Parent, Misneach Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”), and Raptor, Purchaser merged with and into Raptor, with Raptor continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.

This Current Report on Form 8-K/A amends the Original 8-K to file certain financial information required by Items 9.01(a) and 9.01(b), as permitted by Items 9.01(a)(4) and 9.01(b)(2), respectively, of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

•	The audited consolidated financial statements of Raptor that are required by this Item were previously filed as Exhibit 99.3 to the Parent’s Current Report on Form 8-K filed on October 13, 2016.

•	The unaudited condensed consolidated financial statements of Raptor contained in Part I, Item 1 of Raptor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, were previously filed as Exhibit 99.4 to the Parent’s Current Report on Form 8-K filed on October 13, 2016.

(b)	Pro forma financial information

The unaudited pro forma combined financial information as of and for the six months ended June 30, 2016, which gives effect to the acquisition of Raptor and certain other related transactions, and the unaudited pro forma combined statements of operations for the year ended December 31, 2015, which give effect to such transactions as well as the merger with Hyperion Therapeutics Inc. and Crealta Holdings LLC, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma combined financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer